MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this ___ day of December, 1998 and effective as of June 1, 1998 ("Effective Date"), by and between GREENMAN TECHNOLOGIES OF MISSISSIPPI, INC., a Mississippi corporation, having a registered office at c/o Corporation Service Company, 506 South President Street, Jackson, Mississippi 39201-5301 ("GreenMan-MS") and MAC'S TIRE RECYCLERS, INC., a Mississippi corporation, having a principal place of business at 2058 Highway 45 South, Saltillo, Mississippi ("Mac's").

                                    RECITALS:

      Mac's has requested and GreenMan-MS has agreed to provide certain management services to Mac's upon the terms and conditions set forth in this Agreement.

      NOW THEREFORE, in consideration of the following mutual covenants and promises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, Mac's and GreenMan-MS, intending to be legally bound, hereby agree as follows:

      1. Term. This Agreement shall commence on the Effective Date and shall continue in force until the earlier of the following events:

      (a) the date on which a merger ("Merger") is effected pursuant to Mississippi state law between Mac's and GreenMan-MS in which GreenMan-MS is the surviving corporation; or

      (b) the date that is thirty (30) days after the date either party gives notice to the other of its intention to terminate this Agreement (the "Term").

      2. Services. During the Term, GreenMan-MS agrees that it shall, on an on-going basis, manage and supervise all aspects of the day to day business of Mac's, including, but not limited to, the production of goods for sale, marketing and sales, the collection of accounts receivable, and the payment of accounts payable (collectively, the "Services"), but excluding (a) the preparation of, and audit, if required, of the financial statements of Mac's;
(b) the preparation and filing of income tax returns; (c) the preparation and distribution of reports to investors and stockholders in connection with meetings of investors or stockholders; or (d) any matter which requires Mac's board of stockholder approval.

      3. Ownership of Property. During the Term, Mac's shall retain ownership of all of its properties both real and personal.

      4. Permits and Employees. To permit GreenMan-MS to provide the Services,

      (a) GreenMan-MS has obtained in its own name certain government and other permits;

      (b) GreenMan-MS shall establish a checking account with the Bank of Mississippi for the benefit of Mac's, withdrawals from which shall require signatures of any two of W.B. McPherson, Kitty Black or Robert D. Maust, which account shall be used by GreenMan-MS in respect of its provision of the Services, including, without limitation, the management of cash flow in respect of the business of Mac's; and

      (c) GreenMan-MS shall be permitted to carry on business using the name "Mac's Tire Recyclers" or any variation thereof and Mac's shall consent to and execute and deliver any documents required to be filed with any federal, state, or local government authorities to permit GreenMan-MS to use the name "Mac's Tire Recyclers" or any variation thereof.

      5. Excluded Costs. GreenMan-MS shall not be responsible for any costs or expenses related to (a) legal, accounting, consulting, appraisal, and other professional services rendered to Mac's or Mac's stockholders; (b) filing fees, income taxes and interest and penalties thereon (whether federal, state, or local), or other governmental charges which do not relate to the day to day operation of Mac's business; (c) any matter specified in Section 2(a), (b), (c) or (d) of this Agreement; (d) expenses incurred in the preparation and distribution of reports to investors and in connection with needs of investors or stockholders; (e) the payment of any government entity, including, without limitation, courts, departments, commissions, agencies or corporations established by any form of federal, state, or local government in respect of the period prior to the Effective Date; and (f) litigation, insurance, or other costs or expenses related to the business of Mac's or to Mac's shareholders regarding (I) any matter which occurred prior to the Effective Date of (ii) any matter specified in Section 4 (a), (b), or (c). GreenMan-MS shall be responsible for its own overhead expenses incurred by GreenMan-Ms in connection with its management of the business of Mac's.

      6. Management Fee. (a) Each quarter Mac's shall pay to GreenMan-MS a management fee ("Fee") for the Services equal to ninety percent (90%) of the Net Operating Profits (as hereinafter defined) of Mac's. The Fee shall be payable as follows: the first quarter's Fee shall be due and payable on March 31, 1999, and each subsequent quarterly payment shall be due and payable at the end of each following quarter. If GreenMan-MS has collected the Net Operating Profits and has not remitted it to Mac's prior to the payment date for the quarter, then GreenMan-MS shall pay to Mac's ten percent (10%) of the Net Operating Profits and such payment shall be made to Mac's within the same time frame as established in this Paragraph 6 for payment to GreenMan-MS. The parties also hereby agree that, on March 31, 1999, a $20,000 principal payment will be made from the working capital of the business to reduce the indebtedness of Mac's to the Bank of Mississippi.


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

      (b) The term "Net Operating Profit" as used herein shall mean revenues plus depreciation less operating expenses, but before the provisions for income taxes.

      (c) The Net Operating Profit shall be determined by the Certified Public Accountant then employed by Mac's; being that Certified Public Accountant agreed on by both GreenMan-MS and Mac's, from monthly financial statements prepared by the Certified Public Accountant for each month in the quarter ("Financial Statements"). The Financial Statements shall be binding upon the parties within twenty (20) days of receipt by GreenMan-MS, unless GreenMan-MS delivers written notice to W.B. McPherson, acting on behalf of Mac's Shareholders, that GreenMan-MS disputes the determination of any amount or amounts on the Financial Statements. If GreenMan-MS delivers such written notice within the said period of time, the payment obligation under Section 6(a) shall be deferred without interest until the later of (i) the date specified in Section 6(a) or (ii) the date that is within five (5) business days of (A) the date on which the parties either agree on the disputed figures or (B) the date on which the Accountant makes a determination pursuant to Section 6(d).

      (d) Disputes between any of the parties relating to any amount on the Financial Statement which impacts the payment obligation under Section 6(a) which cannot be resolved by the parties within thirty (30) days of the receipt by W.B. McPherson of GreenMan-MS's written notice pursuant to Section 6(c), shall be promptly referred for decision at the insistence of any party to the accounting firm mutually selected by the parties ("Accountants") acting as an independent representative of the parties. The Accountant's decision on any matter referred to it shall be final and binding on the parties. The Accountant's fee shall be borne by each of the disputing parties in equal portions.

      7. Status as Independent Contractor. It is agreed and understood that, at any and all times during the Term,

      (a)   GreenMan-MS is engaged as an independent contractor of Mac's;

      (b) all Mac's employees shall remain employees of Mac's and shall not become employees of GreenMan-MS; and

      (c) without affecting the status of GreenMan-MS of Mac's employees as specified in Sections 7(a) and (b) above, GreenMan-MS, in its sole discretion, may permit Mac's employees to participate in benefit plans offered by GreenMan-MS to its employees, the cost of which participation shall be fully borne by Mac's for those employees electing to participate in such plan(s).

      8. Notices. All notices and payments shall be given to Mac's or GreenMan-MS at the address listed on the first page or at such other address as the party to receive such notice may


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

hereinafter specify by written notice given to the other. All notices or other communications under this Agreement shall be mailed United States registered or certified mail, return receipt requested, postage prepaid, or delivered by hand, by telecopier or by any overnight delivery service. For purposes of this Agreement, notices will be deemed to have been given upon personal delivery thereof or receipt of a telecopy thereof or 48 hours after having been deposited in the United States mail as provided above or 24 hours after having been deposited with an overnight delivery service.

      9. Indemnification. GreenMan-MS hereby agrees to indemnify, defend and hold Mac's and its shareholders harmless from and against all claims, actions, damages, expenses, losses or liabilities incurred by or asserted against Mac's or its shareholders as a result of GreenMan-MS's performance of the Services, except for any claims, levies, charges, penalties, fees, charges, or taxes on Mac's or any of Mac's shareholders in respect to any amount owed to or collected by the Federal Internal Revenue Service or any state taxing authority.

      10. No Assignment. This Agreement may not be assigned by either Mac's or GreenMan-MS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original.

      11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Mississippi. Any claim or dispute arising out of this Agreement or the transactions contemplated herein shall be heard by a court in Lee County, Mississippi, or such other place as agreed by GreenMan-MS and any other person who is a party to the action.

      IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement this _____ day of December, 1998 effective as of the Effective Date.

GREENMAN TECHNOLOGIES OF MISSISSIPPI, INC.


By:________________________________
      Charles Coppa, CFO

MAC'S TIRE RECYCLERS, INC.


By:________________________________
      Roseanne McPherson, Secretary


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